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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 1997, which appears on page 21 of the 1996 Annual Report to Shareholders of Hancock Fabrics, Inc., which is incorporated in the Hancock Fabrics, Inc.'s Annual Report on Form 10-K for the year ended February 2, 1997.


PRICE WATERHOUSE LLP
Memphis, Tennessee
July 25, 1997

                                      /s/ Price Waterhouse LLP